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April 28, 2006

Division of Investment Management
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        Re: FS Variable Separate Account (the "Separate Account")
            First SunAmerica Life Insurance Company ("First SunAmerica") File Nos. 333-128124 and 811-08810
            Polaris II A-Class Platinum Series NY Variable Annuity

Dear Madam/Sir:

Referring to this Registration Statement on behalf of the Separate Account and the initial Registration Statement on Form N-4, accession number 0000950129-05-008996 on behalf of the Separate Account (collectively, the "Registration Statements"), and having examined and being familiar with the Articles of Incorporation and By-Laws of First SunAmerica, the applicable resolutions relating to the Separate Account and other pertinent records and documents, I am of the opinion that:

      1) First SunAmerica is a duly organized and existing stock life insurance company under the laws of the State of New York;

      2) the Separate Account is a duly organized and existing separate account of First SunAmerica;

      3) the annuity contracts being registered by the Registration Statements will, upon sale thereof, be legally issued, fully paid and nonassessable, and, to the extent that they are construed to constitute debt securities, will be binding obligations of First SunAmerica, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally.

I am licensed to practice only in the State of California, and the foregoing opinions are limited to the laws of the State of California, the general opinions are limited to the laws of the State of California, the general corporate law of the State of New York and federal law. I hereby consent to the filing of this opinion with the Securities and Exchange Commission in connection with the Registration Statements on Form N-4 of the Separate Account.

Very truly yours,

/s/ CHRISTINE A. NIXON
-----------------------------
Christine A. Nixon
Senior Vice President, General Counsel and Secretary
First SunAmerica Life Insurance Company